Exhibit 10.1

ALLONGE AND MODIFICATION AGREEMENT (NOTE NO. 2)

(Amendment and Modification of Note No. 2 and Related Loan Documents)

THIS ALLONGE AND MODIFICATION AGREEMENT (the “Agreement”) is dated as of the 9th day of December, 2020, by Broad Street Operating Partnership, LP, a Delaware limited partnership, Broad Street Realty, Inc., a Delaware corporation, and Broad Street Realty, LLC, a Maryland limited liability company, their respective successors and/or assigns (collectively, the “Borrower” for clerical convenience); MVB Bank, INC., a West Virginia banking corporation, its successors and/or assigns (the “Lender”); and BSV Cromwell Land LLC, a Maryland limited liability company, and Michael Z. Jacoby (individually) (collectively, the “Guarantors”).

R E C I T A L S :

1.In accordance with the terms of that certain Loan Agreement dated on or about December 27, 2019 (the “Loan Agreement”), executed in favor of the Lender by each Borrower and each Guarantor, the Lender agreed to make one or more commercial loans to the Borrower in the aggregate principal amount of up to Six Million Five Hundred Thousand and 00/100 Dollars ($6,500,000.00) (hereinafter, whether administered as one or more loans, referred to, singularly or collectively, as the “Loan”).  The Lender is the holder of the Notes (defined below).

2.The Loan is evidenced by, among other documents, those certain promissory notes payable to the order of Lender originally dated on or about December 27, 2019 (collectively, together with any and all respective allonges, amendments, modifications, extensions, and/or supplements thereto, the “Notes”), and being further described as follows:

a.Promissory Note in the face amount of Four Million Five Hundred Thousand and 00/100 Dollars ($4,500,000.00) (“Note No. 1”); and

b.Promissory Note in the face amount Two Million and 00/100 Dollars ($2,000,000.00) (“Original Note No. 2”), as amended by this Agreement (collectively, Original Note No. 2, as amended by this Agreement, together with any and all other allonges, amendments, modifications, extensions, and/or supplements thereto, are referred to as “Note No. 2”).

3.The Loan is further evidenced and secured by, among other documents, the following executed in favor of the Lender (collectively, together with Note No. 1 and Note No. 2, the Loan Agreement, this Agreement, and any other document, instrument, and/or agreement that governs, secures, evidences, and/or otherwise relates to the Loan, and any and all other or further amendments, modifications, supplements, documents, and/or instruments that may evidence and/or secure the Loan executed at any time or from time to time, referred to hereinafter as the “Loan Documents”):

a.Security Agreement and Collateral Assignment (the “Security Agreement”);

b.Unconditional Guaranty Agreement (the “Guaranty”) executed by the Guarantors;

c.Pledge, Assignment, and Security Agreement;

d.Borrower’s Certificate;

e.Compliance Agreement and Limited Power of Attorney;

f.UCC Financing Statements; and

g.Such other documents, instruments, and/or agreements as may evidence and/or secure the Loan.

4.The parties hereto desire to modify the terms of Note No. 2 and the Loan Documents in accordance with the terms stated herein;

W  I  T  N  E  S  S  E  T  H  :

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged and affirmed, the parties hereto do hereby agree as follows:

1.Recitals; Incorporation.  All of the recitals stated above are hereby incorporated herein by reference as if fully set forth in the body of this Agreement.  All of the Loan Documents are hereby incorporated herein by reference as if fully set forth in the body of this Agreement.

2.Modification of Note No. 2; Ratification.

a.As of the date of this Agreement, in addition to all other amounts that may be or become due under Note No. 2, including, but not limited to, accrued interest, costs and fees if any, the principal that remains outstanding under Note No. 2 is $2,000,000.00.

b.The Maturity Date (as defined in Note No. 2) of Note No. 2 is hereby extended and is deemed to be December 27, 2021, when all principal that remains outstanding under Note No. 2, together with all other amounts, including, but not limited to, accrued but unpaid interest, costs, and fees, if any, shall be and become due and payable in full.  TIME IS OF THE ESSENCE. This is a special circumstance and the Lender shall be under no obligation to further extend the Maturity Date.

c.No further draws, advances, or re-advances will be permitted under Note No. 2.

d.Each Borrower hereby jointly and severally:

i.ratifies and reaffirms its promise to pay to the order of Lender, its successors and/or assigns, all principal sums advanced and/or re-advanced under the Loan and evidenced by Note No. 2, that remain outstanding, together with all accrued but unpaid interest, costs, and fees as and when they come due thereunder in accordance with its terms;

ii.ratifies and reaffirms that Note No. 2 is and remains a valid and legally binding obligation of the Borrower, enforceable against the Borrower, jointly and severally, in accordance with its terms;

iii.confirms that Note No. 2 remains contemplated and secured by the Security Agreement and all of the other Loan Documents; and

iv.confirms that all references to Note No. 2 are inclusive of all amendments or modifications thereto.

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This Agreement shall be deemed to be incorporated into and become a part of Note No. 2 as if fully set forth therein, and may be attached to Note No. 2.  Except as modified herein, all other terms and conditions of Note No. 2 shall remain unchanged and in full force and effect.

3.Modification of Loan Agreement; Ratification.

a.All references in the Loan Agreement to “Note No. 2” and “Loan Documents” shall be deemed to be a reference to Note No. 2 and the Loan Documents, as any are or may be supplemented, amended, restated, and/or substituted.

b.The Lender shall be under no further obligation to make any Advances (as defined in the Loan Agreement) under the Loan, and the terms of Section 7 allowing for Advances and use of a revolving line of credit are of no further effect.

c.The Loan Agreement is hereby further amended as follows:

i.The Deposit Requirement (as defined in the Loan Agreement) will be tested quarterly commencing as of June 30, 2021.

ii.The minimum DSC Ratio (as defined in the Loan Agreement) required to be maintained shall be at least 1.00 to 1.00 and may be tested by the Lender commencing as of June 30, 2021.

iii.The first quarterly measurement of the Total Funded Debt to EBITDA Ratio (as described in Section 5.02 of the Loan Agreement) will be tested commencing as of December 31, 2021.

iv.The required aggregate Minimum Liquidity (as described in Section 5.03 of the Loan Agreement) of each Borrower and each Guarantor is hereby reduced to not less than $3,000,000, and may be tested quarterly by the Lender commencing as of June 30, 2021.

v.Section 7.01.06 of the Loan Agreement requiring a pay-down of the principal balance of Note No. 2 to $0 for thirty (30) days is hereby deleted.

vi.Each month, Borrower shall provide Lender with monthly, consolidated company-prepared interim financial statements of each Borrower in content and form reasonably acceptable to Lender.

vii.The entities comprising the BSV Group 1 Properties and the BSV Group 2 Properties (as each is defined in the Loan Agreement) shall not incur any additional debt and no other liens may be placed on the cash flow of such entities without Lender’s prior written consent.

viii.A breach or default under any terms of any documents evidencing and/or securing any loans to any of the entities directly or indirectly owned or controlled by any Borrower, including but not limited to the entities comprising the BSV Group 1 Properties and the BSV Group 2 Properties, which breach or default continues following the expiration of any applicable notice and cure period under such documents, shall be an Event of Default (as defined in the Loan Agreement).  Borrower shall promptly notify Lender of any default under any such loans upon receipt of notice of said default.

Allonge and Modification Agreement (Note No. 2)	3

ix.Borrower shall pay to the Lender the following principal curtailments to be applied to the amount due under Note No. 2 (each a “Required Curtailment”): (i) a $250,000.00 Required Curtailment due on or before the earlier of March 31, 2021 or the date that BSV Spotswood LLC and BSV Highlandtown LLC are merged into Broad Street Realty, Inc.; and (ii) a $250,000.00 Required Curtailment due on or before the earlier of September 30, 2021 or the date that BSV Greenwood Investors LLC is merged into Broad Street Realty, Inc.  Upon receipt of each Required Curtailment, Lender will apply the amount received in accordance with the terms of Note No. 2.

x.On or before the earlier of (i) September 30, 2021 or (ii) the date on which BSV Spotswood LLC, BSV Highlandtown LLC, BSV Greenwood Investors LLC, and BSV Cromwell Property LLC are merged into Broad Street Realty, Inc., Borrower shall cause Michael Z. Jacoby to pledge and assign to Lender, as additional collateral for the Loan, all ownership interests in Broad Street Operating Partnership, LP and/or Broad Street Realty, Inc., that are owned by Michael Z. Jacoby as a result of such mergers, which is anticipated to be 529,528 shares and/or operating units.  Such additional shares and/or operating units shall be in addition to the 1,651,486 shares and 383,668 operating units pledged and assigned to the Lender as collateral for the Loan as of the date of this Agreement.  In connection therewith, Borrower shall cause Michael Z. Jacoby to execute and deliver a Security Agreement and Collateral Assignment and/or Pledge, Assignment, and Security Agreement to grant such assignments and/or security interests, and any Control Agreements required by Lender to perfect such interests, all in a form and content acceptable to the Lender and prepared by Lender’s legal counsel at Borrower’s expense.

d.All parties hereto jointly and severally ratify and reaffirm that the Loan Agreement remains legal, valid, and binding upon the Borrower, and enforceable against the Borrower in accordance with its terms.

Except as modified herein, all other terms and conditions in the Loan Agreement shall remain unchanged, and in full force and effect.

4.Modification of Guaranty; Ratification.

a.All references in the Guaranty to “Note No. 2” and “Loan Documents” shall be deemed to be a reference to Note No. 2 and the Loan Documents, as any are or may be supplemented, amended, restated, and/or substituted.

b.To induce the Lender to enter into this Agreement, each Guarantor hereby: (i) reaffirms and ratifies the terms and conditions set forth in the Guaranty; (ii) reaffirms and ratifies all of the other Loan Documents that have been executed by it; (iii) acknowledges receiving an economic and/or financial benefit from the parties entering into this Agreement; and (iv) covenants that the Guaranty remains valid, binding, and enforceable against the Guarantor, in accordance with the terms thereof.

Except as modified herein, all other terms and conditions contained in the Guaranty shall remain unchanged and in full force and effect.

5.Modification of Other Loan Documents; Ratification.

a.Each reference in the Loan Documents to “Note No. 2” shall be deemed to be a reference to Note No. 2, as amended.

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b.Each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document, as amended, and as may be further modified by this Agreement.  All of the modifications contained in this Agreement shall be in full force and effect notwithstanding anything contained in any of the Loan Documents to the contrary. In the event of a conflict between the terms of any Loan Document and the terms of this Agreement, the terms of this Agreement shall be deemed to control.

c.To induce the Lender to enter into this Agreement, each Borrower and each Guarantor hereby jointly and severally covenants that Note No. 2 and all of the other Loan Documents executed by them remain valid, binding, and enforceable against them in accordance with the respective terms thereof, and except as modified herein, all other terms of the respective Loan Documents remain unchanged and in full force and effect.

6.Ratification of Note No. 1.  Each Borrower hereby jointly and severally: (i) ratifies and reaffirms its promise to pay to the order of Lender, its successors and/or assigns, all principal sums advanced under the Loan and evidenced by Note No. 1 that remain outstanding, together with all accrued but unpaid interest, costs, and fees as and when they come due thereunder in accordance with its terms; (ii) ratifies and reaffirms that Note No. 1 is and remains a valid and legally binding obligation of Borrower, enforceable against each Borrower, jointly and severally, in accordance with its terms; (iii) confirms that Note No. 1 remains contemplated and secured by the Security Agreement and all of the other Loan Documents; and (iv) confirms that all references to Note No. 1 are inclusive of all amendments and/or modifications thereto.

7.Authorization.

a.Each Borrower executed a resolution in connection with the Loan and the Loan Documents in favor of the Lender (collectively, the “Borrower Resolutions”) that permits each Borrower to enter into any and all amendments to the Loan, and this Agreement is an amendment to the Loan which is duly contemplated, authorized, and permitted by the Borrower Resolutions, which are hereby warranted and covenanted by each Borrower to be and remain in full force and effect.  The Lender is authorized to rely upon this paragraph.

b.BSV Cromwell Land LLC executed a resolution in connection with the Loan and the Loan Documents in favor of the Lender (the “Guarantor Resolution”) that permits BSV Cromwell Land LLC to enter into any and all amendments to the Loan, and this Agreement is an amendment to the Loan which is duly contemplated, authorized, and permitted by the Guarantor Resolution, which is hereby warranted and covenanted by BSV Cromwell Land LLC to be and remain in full force and effect.  The Lender is authorized to rely upon this paragraph.

8.Ratification of UCC Financing Statements.  It is hereby covenanted and warranted that: (a) all personal property identified and listed in the UCC Financing Statement continues to secure all obligations under the Notes and Loan Documents, as amended, and (b) other or additional UCC Financing Statements and/or modification or continuation statements to the existing UCC Financing Statement may be filed, at the expense of the Borrower, at any time or from time to time, in any of the applicable recording jurisdictions or among any proper records to ensure that the Lender’s security interests are properly filed and perfected. In the event that any UCC Financing Statements expire, or the Lender for any reason, deems that its security interests in any of its collateral are not properly perfected, or the collateral descriptions require clarification or particularity to better comply with applicable codes, then the Borrower agrees to at all times cooperate with the Lender in signing all

Allonge and Modification Agreement (Note No. 2)	5

desirable documentation, and hereby authorize the proper substitution, correction, filing or re-filing, recording or re-recording of any documents or financing statements to perfect or better perfect and protect the security interests of the Lender for so long as the Loan remains outstanding.

9.Other Covenants.

a.No prior, present, or future failure or delay by the Lender in the exercise or enforcement of any of its rights under the Loan Documents, or any of them as any may be amended, or at law or in equity, shall be a waiver of such right or remedy.  Lender may have previously failed to exercise any rights, remedies, or privileges under the Loan Documents, or any of them as any are amended, and no such failure or delay shall be deemed to be a waiver of any such right, remedy or privilege, for so long as any of the Loan remains outstanding.  No future failure or delay by the Lender to exercise or enforce any of its rights, remedies, or privileges under the Loan Documents, or any of them, shall constitute a future waiver of those rights, remedies, or privileges.

b.The agreements, obligations, warranties, and representations of Borrower contained herein are joint, several, and joint and several with respect to each Borrower.  The agreements, obligations, warranties, and representations of Guarantor contained herein are joint, several, and joint and several with respect to each Guarantor.

c.Each of the undersigned hereby certifies that the execution, delivery, and performance of this Agreement has been properly authorized, consented to, and approved by all requisite and necessary parties.

d.Each Borrower and each Guarantor agrees that there are no defenses, counterclaims, and/or setoffs against any of their respective obligations under the Loan Documents.

e.Nothing contained herein shall modify or affect other notes that may be in favor of the Lender and referred to in any of the Loan Documents, including, but not limited to, Note No. 1.

f.This Agreement is a modification only and does not effect or constitute a novation or release of any Borrower’s or any Guarantor’s respective obligations under any of the Loan Documents or any agreements contained therein.

g.In connection with this Agreement and all matters contemplated herein, the Borrower agrees to pay to the Lender its attorneys’ fees and loan modification fees incurred on or before the date hereof, and in particular a modification fee in the amount of Two Thousand and 00/100 Dollars ($2,000.00), all of which shall be deemed earned in full as of the date hereof.

h.Each Borrower hereby covenants and agrees to execute and deliver, any and all instruments, papers, deeds, acts, and/or things, supplemental, confirmatory, or otherwise, as reasonably may be required by the Lender for the purpose of effecting the modifications described or contemplated herein.

i.This Agreement is binding on the parties hereto, their respective heirs, estates, personal representatives, successors, assigns, and/or successors in title.

j.This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies

Allonge and Modification Agreement (Note No. 2)	6

hereof, each signed by less than all, but together signed by all, of the parties hereto.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Agreement by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and legally binding effect of this Agreement.

k.This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior discussions among the parties hereto.

Except as modified herein, all other terms and conditions in the Loan Documents shall remain unchanged, and in full force and effect.

(signatures follow next)

Allonge and Modification Agreement (Note No. 2)	7

WITNESS the following signatures and seals of the undersigned to this Allonge and Modification Agreement:

Borrower:

Broad Street Operating Partnership, LP

a Delaware limited partnership

By:	Broad Street OP GP, LLC
a Delaware limited liability company
its General Partner

By:	/s/ Michael Z. Jacoby	(seal)
Michael Z. Jacoby
Chief Executive Officer

Broad Street Realty, Inc.
a Delaware corporation

By:	/s/ Michael Z. Jacoby	(seal)
Michael Z. Jacoby
Chief Executive Officer

Broad Street Realty, LLC
a Maryland limited liability company

By:	/s/ Michael Z. Jacoby	(seal)
Michael Z. Jacoby
Chief Executive Officer

STATE OF ____________________

CITY/COUNTY OF ____________________, to wit:

The foregoing instrument was acknowledged before me, a notary public, this _____ day of December, 2020, by Michael Z. Jacoby, as Chief Executive Officer of Broad Street OP GP, LLC, a Delaware limited liability company, the General Partner of Broad Street Operating Partnership, LP, a Delaware limited partnership, as Chief Executive Officer of Broad Street Realty, Inc., a Delaware corporation, and as Chief Executive Officer of Broad Street Realty, LLC, a Maryland limited liability company.

My Commission Expires:
Registration Number:	Notary Public

(signatures continue next)

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WITNESS the following signatures and seals of the undersigned to this Allonge and Modification Agreement (continued):

Guarantor:

BSV Cromwell Land LLC

a Maryland limited liability company

By:	/s/ Michael Z. Jacoby	(seal)
Michael Z. Jacoby
Chief Executive Officer

	/s/ Michael Z. Jacoby	(seal)
Michael Z. Jacoby (individually)

STATE OF
CITY/COUNTY OF	, to wit:

The foregoing instrument was acknowledged before me, a notary public, this _____ day of December, 2020, by Michael Z. Jacoby, as the Chief Executive Officer of BSV Cromwell Land LLC, a Maryland limited liability company, and individually.

My Commission Expires:
Registration Number:	Notary Public

(signatures continue next)

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Witness our signatures and seals to the Allonge and Modification Agreement (continued):

Lender:

MVB Bank, INC.
a West Virginia banking corporation

By:	/s/ Garret Reed
Print Name:	Garret Reed
Title:	SVP

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